[Franklin Templeton Services LLC Letterhead]

July 11, 2023

State Street Bank and Trust Company

2495 Natomas Park Dr., Suite 400

Sacramento, CA 95833

Attention: Jason O’Neill, Vice President

Re: Franklin Templeton ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established two new series of shares to be known as BrandywineGLOBAL - U.S. Fixed Income ETF, which is expected to be launched on or about July 25, 2023, and Western Asset Bond ETF, which is expected to be launched on or about August 22, 2023 (the “Funds”), and updated the name of the Franklin FTSE Europe Hedged ETF, which will become the Franklin FTSE Eurozone ETF on or about August 1, 2023.

In accordance with the Section 1, the Appointment of State Street provision of the Subcontract for Administration and Fund Accounting Services dated as of April 18, 2016 by and among State Street Bank and Trust Company (“State Street”) and the Trust (as amended, modified or supplemented from time to time, the “Agreement”), the undersigned Trust hereby requests that State Street act as Administrator for the new Funds under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Schedule A attached hereto. Further, the undersigned Trust hereby requests that State Street as Administrator render services to the new Funds in accordance with Schedule B6 to the Agreement, and that Annex 1 to Schedule B6 be hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

FRANKLIN TEMPLETON SERVICES LLC on behalf of each party to the Agreement
By:	/s/ Matthew T. Hinkle
Name:	Matthew T. Hinkle
Title:	Sr. Vice President

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ Jason O’Neill
Name:	Jason O’Neill
Title:	Vice President, Duly Authorized
Effective Date:	July 25, 2023

SUBCONTRACT FOR ADMINISTRATION AND FUND ACCOUNTING SERVICES

SCHEDULE A

Listing of Fund(s)

Franklin Templeton ETF Trust

Franklin U.S. Low Volatility ETF

Franklin Investment Grade Corporate ETF

Franklin Dynamic Municipal Bond ETF

Franklin Municipal Green Bond ETF

Franklin Senior Loan ETF

Franklin High Yield Corporate ETF

Franklin International Aggregate Bond ETF

Franklin U.S. Core Bond ETF

Franklin Systematic Style Premia ETF

Franklin U.S. Treasury Bond ETF

Franklin Ultra Short Bond ETF

Franklin International Core Dividend Tilt Index ETF

Franklin Emerging Market Core Dividend Tilt Index ETF

Franklin U.S. Core Dividend Tilt Index ETF

Franklin U.S. Equity Index ETF

Franklin U.S. Small Cap Multifactor Index ETF

Franklin U.S. Mid Cap Multifactor Index ETF

Franklin U.S. Large Cap Multifactor Index ETF

Franklin FTSE Asia ex Japan ETF

Franklin FTSE Australia ETF

Franklin FTSE Brazil ETF

Franklin FTSE Canada ETF

Franklin FTSE China ETF

Franklin FTSE Europe ETF

Franklin FTSE Eurozone ETF (f/k/a Franklin FTSE Europe Hedged ETF)

Franklin FTSE France ETF

Franklin FTSE Germany ETF

Franklin FTSE Hong Kong ETF

Franklin FTSE India ETF

Franklin FTSE Italy ETF

Franklin FTSE Japan ETF

Franklin FTSE Japan Hedged ETF

Franklin FTSE Mexico ETF

Franklin FTSE Russia ETF

Franklin FTSE South Korea ETF

Franklin FTSE Switzerland ETF

Franklin FTSE Taiwan ETF

Franklin FTSE United Kingdom ETF

Franklin FTSE Latin America ETF

Franklin FTSE Saudi Arabia ETF

Franklin FTSE South Africa ETF

Franklin Disruptive Commerce ETF

SCHEDULE A

-Continued-

Franklin Genomic Advancements ETF

Franklin Intelligent Machines ETF

Franklin Exponential Data ETF

BrandywineGLOBAL - Dynamic US Large Cap Value ETF

Martin Currie Sustainable International Equity ETF

ClearBridge Sustainable Infrastructure ETF

Franklin Income Focus ETF

BrandywineGLOBAL - U.S. Fixed Income ETF

Western Asset Bond ETF

Exhibit B

ANNEX 1

FRANKLIN TEMPLETON ETF TRUST

Further to the Amendment, dated December 29, 2017, to the Subcontract for Administration and Fund Accounting Services, dated as of April 18, 2016, between Franklin Templeton Services, LLC (“FT Services”) and State Street Bank and Trust Company (“State Street”), FT Services and State Street mutually agree to update this Annex 1 by adding/removing Funds as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type
FRANKLIN TEMPLETON ETF TRUST	Standard N-PORT and N-CEN Reporting Solution (Data and Filing)
Franklin U.S. Low Volatility ETF	Standard
Franklin Investment Grade Corporate ETF
Franklin Dynamic Municipal Bond ETF
Franklin Municipal Green Bond ETF
Franklin Senior Loan ETF
Franklin High Yield Corporate ETF
Franklin International Aggregate Bond ETF
Franklin U.S. Core Bond ETF
Franklin Systematic Style Premia ETF
Franklin U.S. Treasury Bond ETF
Franklin Ultra Short Bond ETF
Franklin International Core Dividend Tilt Index ETF
Franklin Emerging Market Core Dividend Tilt Index ETF
Franklin U.S. Core Dividend Tilt Index ETF
Franklin U.S. Equity Index ETF
Franklin U.S. Small Cap Multifactor Index ETF
Franklin U.S. Mid Cap Multifactor Index ETF
Franklin U.S. Large Cap Multifactor Index ETF
Franklin FTSE Asia ex Japan ETF
Franklin FTSE Australia ETF
Franklin FTSE Brazil ETF
Franklin FTSE Canada ETF
Franklin FTSE China ETF
Franklin FTSE Europe ETF
Franklin FTSE Eurozone ETF (f/k/a Franklin FTSE Europe Hedged ETF)
Franklin FTSE France ETF
Franklin FTSE Germany ETF
Franklin FTSE Hong Kong ETF

Franklin FTSE India ETF
Franklin FTSE Italy ETF
Franklin FTSE Japan ETF
Franklin FTSE Japan Hedged ETF
Franklin FTSE Mexico ETF
Franklin FTSE Russia ETF
Franklin FTSE South Korea ETF
Franklin FTSE Switzerland ETF
Franklin FTSE Taiwan ETF
Franklin FTSE United Kingdom ETF
Franklin FTSE Latin America ETF
Franklin FTSE Saudi Arabia ETF
Franklin FTSE South Africa ETF
Franklin Disruptive Commerce ETF
Franklin Genomic Advancements ETF
Franklin Intelligent Machines ETF
Franklin Exponential Data ETF
BrandywineGLOBAL - Dynamic US Large Cap Value ETF
Martin Currie Sustainable International Equity ETF
ClearBridge Sustainable Infrastructure ETF
Franklin Income Focus ETF
BrandywineGLOBAL – U.S. Fixed Income ETF
Western Asset Bond ETF

Form N-CEN Services
FRANKLIN TEMPLETON ETF TRUST

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

FRANKLIN TEMPLETON SERVICES,   STATE STREET BANK AND TRUST

LLC         COMPANY

By: /s/ Matthew T. Hinkle      By: /s/ Jason O’Neill

 Name: Matthew T. Hinkle   Name: Jason O’Neill

 Title: Sr. Vice President    Title: Vice President

 Address: 3355 Data Drive    Address: 2495 Natomas Park Dr

   Rancho Cordova, CA 95670    Sacramento, CA 95833

Date: 7/11/2023 | 12:41 PM PDT   Date: July 20, 2023